EXHIBIT 10.1

CHROMA TRANSITION AGREEMENT

     THIS CHROMA TRANSITION AGREEMENT (this "Agreement"), dated as of the 8th day of November, 2004, among Collins & Aikman Floorcoverings, Inc., a Delaware corporation ("C&A"), as guarantor of the obligations of Monterey Carpets, Inc., a California corporation and a wholly-owned subsidiary of C&A ("Monterey Carpets"), Monterey Carpets, Monterey Color Systems, Inc., a California corporation and a wholly-owned subsidiary of Monterey Carpets ("MSCI"), Chroma Technologies, Inc., a California corporation ("CTI"), and a wholly-owned subsidiary of The Dixie Group, Inc., a Tennessee corporation ("Dixie"), Dixie, as guarantor of the obligations of CTI, and Chroma Systems Partners, a California general partnership ("Chroma").

W I T N E S S E T H :

     WHEREAS, MCSI holds a one-third general partnership interest in Chroma; and

     WHEREAS, CTI holds a one-third general partnership interest in Chroma; and

     WHEREAS, Chroma Holdings, LLC, a California limited liability company ("Chroma Holdings") holds a one-third general partnership interest in Chroma; and

     WHEREAS, Chroma holds all of the membership interests in Chroma Holdings; and

     WHEREAS, CTI, MCSI and Chroma Holdings are the sole general partners in Chroma; and

     WHEREAS, Monterey Carpets is a party to that certain "Monterey Dyeing and Finishing Agreement" dated as of February 11, 1993, by and between Monterey Carpets and Chroma (the "Dyeing and Finishing Agreement"); and

     WHEREAS, Monterey Carpets has notified Chroma of its intention to terminate the Dyeing and Finishing Agreement effective August 9, 2005, and to immediately begin to reduce the amount of dyeing and finishing services of Chroma utilized by Monterey Carpets; and

     WHEREAS, MCSI has offered to sell its general partnership interest in Chroma to Chroma, in accordance with the terms of the Dyeing and Finishing Agreement and the Chroma Partnership Agreement dated as of December 17, 1992; and

     WHEREAS, the Chroma Partnership Agreement and the Dyeing and Finishing Agreement provide that, on early termination of the Dyeing and Finishing Agreement, Chroma shall have the right and option to purchase the Partnership Interest for the sum of $1.00; and

     WHEREAS, Monterey Carpets and CTI desire to provide for an orderly termination of the dyeing and finishing services heretofore provided to Monterey Carpets by Chroma, and to minimize the disruption and expense to Chroma and Dixie caused by such termination; and

     WHEREAS, Chroma desires to acquire MCSI's one-third partnership interest in Chroma on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions. The following capitalized terms used herein and in the agreements and other documents collateral hereto which incorporate the terms set forth below by reference shall have the meanings set forth opposite such term below:

"C&A" has the meaning set forth in the preamble.

"Chroma" has the meaning set forth in the preamble.

"Closing" has the meaning set forth in Section 10.1.

"Closing Date" has the meaning set forth in Section 10.1.

"Chroma Holdings" has the meaning set forth in the recitals.

"Chroma Partnership Agreement" means the Partnership Agreement of Chroma currently in effect.

"CTI" has the meaning set forth in the recitals.

"CTI Obligations" has the meaning set forth in Section 13.2.

"Discounted Partnership Pricing" has the meaning set forth in Section 7.3.

"Dixie" has the meaning set forth in the preamble.

"Dyeing and Finishing Agreement" has the meaning set forth in the recitals.

"Effective Time" means 1:00 p.m. Eastern Standard Time on the Closing Date.

"Enron" has the meaning set forth in Section 6.4.

"Enron Claim" has the meaning set forth in Section 6.4.

"Fabrica" means Fabrica International, Inc., a California corporation and a wholly-owned subsidiary of Dixie.

"Losses" has the meaning set forth in Section 12.1.

"MCSI" has the meaning set forth in the recitals.

"Monterey Carpets" has the meaning set forth in the preamble.

"Monterey Carpets Obligations" has the meaning set forth in Section 13.1.

"Partnership Agreement" has the meaning set forth in the recitals.

"Partnership Interest" means the one-third interest in Chroma held by MCSI.

"Pre-Closing Partnership Obligations" has the meaning set forth in Section 2.2.

"Skein Dyeing Associates" has the meaning set forth in Section 7.2.

"Skein Dyeing Equipment" has the meaning set forth in Section 7.3.

"Transition Period" has the meaning set forth in Section 7.8.

"WARN Act" has the meaning set forth in Section 7.3.

ARTICLE II

SALE OF PARTNERSHIP INTEREST

2.1     Purchase by Chroma. Upon the terms and subject to the conditions of this Agreement, Chroma shall purchase the Partnership Interest at Closing.

2.2     Effect of Purchase. Upon purchase of the Partnership Interest by Chroma pursuant to Section 2.1, any and all obligations thereafter arising under the Chroma Partnership Agreement shall be the sole obligation of the holders of the partnership interests in Chroma, and MCSI shall have no liability therefor, except as otherwise expressly provided in this Agreement. Notwithstanding the foregoing, MCSI shall remain obligated to perform and satisfy all the terms and conditions of this Agreement following such purchase and sale, (including, but not limited to, the obligation to indemnify Chroma for 50% of any amount paid to satisfy the Enron Claim as provided by Section 6.4) and, notwithstanding anything to the contrary that may be contained in the Partnership Agreement or the Uniform Partnership Act, as in effect in California, MCSI shall not be released from any liability or responsibility with respect to partnership obligations to third parties other than CTI, Fabrica, Dixie and their affiliates relating to any period prior to the Closing Date (the "Pre-Closing Partnership Obligations"). For purposes of this Agreement, Pre-Closing Partnership Obligations shall include contingent as well as fixed obligations and unknown as well as known obligations related to Chroma, but Pre-Closing Partnership Obligations shall be limited solely to obligations to third parties unaffiliated with Chroma, CTI, Fabrica and Dixie (such as the Enron Claim) that are asserted after Closing but that arise from events or circumstances that existed or occurred prior to Closing with respect to such Pre-Closing Partnership Obligations. MCSI shall be liable for a share of the Pre-Closing Partnership Obligations equal to 50% thereof, its pre-Closing beneficial interest. Chroma, CTI, and Dixie represent and warrant to Monterey Carpets and MCSI that, to their knowledge, there are no pending or threatened claims against Chroma, CTI, Fabrica or Dixie arising under the Partnership Agreement, other than the Enron Claim. Notwithstanding the foregoing, Monterey Carpets and MCSI acknowledge that Chroma's representation and warranty expressly does not cover any matter of which Monterey Carpets or MCSI has or would reasonably be deemed to have any knowledge Monterey Carpets and MCSI represent and warrant to Chroma, CTI and Dixie that, to their knowledge, there are no pending or threatened claims against Monterey Carpets or MCSI arising under the Partnership Agreement, other than the Enron Claim.

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price for the Partnership Interest. The purchase price for the Partnership Interest shall be One Dollar ($1.00), as provided in the Partnership Agreement and the Dyeing and Finishing Agreement, and shall be payable at Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MONTEREY CARPETS AND MCSI

4.1     Representations and Warranties Concerning Monterey Carpets. As a material inducement to Chroma, CTI and Dixie to enter into this Agreement and consummate the transactions contemplated hereby, Monterey Carpets makes the following representations and warranties to Chroma, CTI and Dixie as of the date hereof:

4.1.1  Organization of Monterey Carpets. Monterey Carpets is duly organized, validly existing and in good standing under the laws of its state of organization, the State of California.

4.1.2  Authorization of Transaction. Monterey Carpets has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Monterey Carpets, enforceable in accordance with its terms and conditions. Monterey Carpets is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.1.3  Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Monterey Carpets is subject or any provision of the charter or bylaws of Monterey Carpets or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Monterey Carpets is a party or by which it is bound or to which any of its assets is subject.

4.1.4  No Brokers' or Finders' Fees. Monterey Carpets has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Dixie, Fabrica, Chroma or CTI could become liable or obligated.

4.2     Representations and Warranties Concerning MCSI. As a material inducement to Chroma, CTI and Dixie to enter into this Agreement and consummate the transactions contemplated hereby, Monterey Carpets makes the following representations and warranties to Chroma, CTI and Dixie as of the date hereof:

4.2.1  Organization of MCSI.

(a)  MCSI is a corporation duly organized, validly existing and in good standing under the laws of California.

(b)  MCSI has no subsidiaries.

4.2.2  No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the performance of the covenants and agreements contained herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of MCSI, (ii) violate, conflict with or result in a breach or default under or cause the termination or acceleration of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which MCSI is a party or by which MCSI or its properties may be bound, (iii) violate any material provision of law, statute, rule or regulation by which MCSI is a party or by which it or its properties may be bound, (iv) violate or conflict with any material order, judgment, decree or ruling of any governmental authority applicable to MCSI or its assets, or (v) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of MCSI.

4.2.3  No Required Consents and Approvals. Other than consents and approvals which have been obtained, no consent or approval is required by virtue of the execution hereof or the consummation of any of the transactions contemplated herein to avoid the violation or breach of, or the default under, or the creation of a lien on assets of MCSI pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, contract, mortgage, note, license to manufacture and distribute products, or any other instrument to which MCSI is a party or to which its property or any of the Shares is subject.

4.2.4  No Brokers' and Finders' Fees. MCSI has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Dixie, Fabrica, Chroma or CTI could become liable or obligated.

4.3     Representations and Warranties Concerning the Partnership Interest. As a material inducement to Chroma, CTI and Dixie to enter into this Agreement and consummate the transactions contemplated hereby, Monterey Carpets and MCSI make the following representations and warranties to Chroma, CTI and Dixie as of the date hereof:

4.3.1  Ownership. MCSI owns good and marketable record and beneficial title to the Partnership Interest; the Partnership Interest is free and clear of any lien, restriction, claim, equity, charge, option, right of first refusal, or encumbrance, with no defects of title whatsoever. Neither Monterey Carpets nor MCSI owns, directly or indirectly, any other interest in Chroma or Chroma Holdings, other than the Partnership Interest, nor does either of them have any right of any kind to have any such interest issued to them in Chroma or Chroma Holdings. MCSI is the sole beneficial and record owner of the Partnership Interest. Except for the sale to Chroma as contemplated herein, neither Monterey Carpets nor MCSI has sold, transferred or otherwise disposed of the Partnership Interest or any right or interest therein, nor are Monterey Carpets or MCSI a party to any agreement obligating any of them to do so, other than the Partnership Agreement and this Agreement. Neither Monterey Carpets nor MCSI has granted, and no person or entity has any right or option to purchase the Partnership Interest or any right therein, except for the rights of Chroma under the Chroma Partnership Agreement and this Agreement.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF CTI, CHROMA AND DIXIE

     As a material inducement to Monterey Carpets, MCSI and C&A to enter into this Agreement and consummate the transactions contemplated hereby, CTI hereby makes the following representations and warranties to Monterey Carpets and C&A as of the date hereof:

5.1     Authorization. This Agreement has been duly executed and delivered by CTI, Chroma and Dixie and constitutes the legal, valid and binding agreement of CTI, Chroma and Dixie enforceable in accordance with its terms.

5.2     No Conflict. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by CTI, Chroma and Dixie will violate or conflict with or constitute a default under any mortgage, indenture, contract, agreement, license, permit, instrument or trust or any order or ruling of any governmental authority to which CTI, Chroma and Dixie is a party or by which CTI is bound, or violate any provision of law, statute, rule or regulation to which CTI is subject.

5.3     No Brokers' and Finders' Fees. Neither CTI, Chroma and Dixie nor anyone acting on behalf of CTI has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

5.4     No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the performance of the covenants and agreements contained herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of CTI, Chroma and Dixie (ii) violate, conflict with or result in a breach or default under or cause the termination or acceleration of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which CTI, Chroma or Dixie is a party or by which CTI, Chroma or Dixie or its or their properties may be bound, (iii) violate any material provision of law, statute, rule or regulation by which CTI, Chroma and Dixie is a party or by which it or its or their properties may be bound, (iv) violate or conflict with any material order, judgment, decree or ruling of any governmental authority applicable to CTI, Chroma and Dixie or its or their assets, or (v) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of CTI, Chroma or Dixie.

5.5     No Required Consents and Approvals. No consent or approval is required by virtue of the execution hereof or the consummation of any of the transactions contemplated herein.

5.6     Approvals of Third Parties; Satisfaction of Conditions to Closing. CTI will use its reasonable, good faith efforts, and will cooperate with Monterey Carpets, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties. CTI will use its reasonable, good faith efforts, to obtain the satisfaction of the conditions specified in Articles VIII, as shall be required in order to enable Monterey Carpets to cause the Closing to occur on the Closing Date.

Notwithstanding the foregoing, Chroma's representations and warranties shall not be deemed to be breached by any matter with respect to which Monterey Carpets and MCSI have knowledge or reasonably would be deemed to have knowledge.

ARTICLE VI

COVENANTS OF MONTEREY CARPETS

6.1     Pre-Closing Operations. Monterey Carpets hereby covenants and agrees, except as contemplated hereunder, or as consented to in writing by CTI, pending the Closing, that it shall cause the business of MCSI to be operated and conducted in the ordinary course in accordance with prior practices and cause the business of MCSI to be carried on diligently and substantially in the manner as heretofore conducted in the ordinary course of business. Notwithstanding the foregoing, the parties acknowledge that Chroma shall not be obligated to, and shall not, make any distribution of partnership profits whatsoever.

6.2     Access. From the date of this Agreement to the Closing Date, Monterey Carpets shall cause MCSI to (i) provide CTI and its designees with such information as CTI may from time to time reasonably request with respect to MCSI and the transactions contemplated by this Agreement, (ii) provide CTI and its designees, officers, counsel, accountants, actuaries and other authorized representatives access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of MCSI as CTI or its designees may from time to time reasonably request, and (iii) permit CTI and its designees to make such inspections thereof as CTI may reasonably request.

6.3     Approvals of Third Parties; Satisfaction of Conditions to Closing. Monterey Carpets will use its reasonable, good faith efforts, and will cooperate with CTI, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties. Monterey Carpets will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Articles IX, as shall be required in order to enable CTI to cause the Closing to occur on the Closing Date.

6.4     Enron Claim. Monterey Carpets agrees to indemnify Chroma for 50% of any final judgment against Chroma arising out of the Enron Claim (as defined below), or 50% of any payment made in any final settlement of the Enron Claim plus 50% of any expense or cost associated with defense of the Enron Claim. As of the date hereof, Enron Energy Services, Inc. ("Enron") has asserted a claim for amounts asserted to be due under that certain Master Firm Natural Gas Sales Agreement dated September 1, 1999, including Transaction Agreement No. 2, by and between Enron and Chroma but no litigation has been filed asserting such claim (the "Enron Claim"); such claim has been asserted in a letter dated March 21, 2003, addressed to Mr. James Harley, President of Chroma. CTI and Monterey Carpets agree to jointly determine how to proceed in response to the claim, including whether and when to settle the claim, if the parties should agree to do so. During the pendency of the claim, Monterey Carpets agrees to pay to Chroma, monthly, one-half of all fees and expenses of counsel incurred by Chroma.

ARTICLE VII

COVENANTS OF THE PARTIES - TRANSITION OF BUSINESS

     Monterey Carpets, MCSI and CTI, respectively, hereby covenant to and agree with one another as follows:

7.1     Pre-Closing Operations of Chroma. MCSI and CTI each hereby covenant and agree, except as contemplated hereunder, or as consented to in writing by the other, pending the Closing, that they shall operate and conduct Chroma's business only in the ordinary course in accordance with prior practices and carry on Chroma's business diligently and substantially in the manner as heretofore conducted and not make or institute any methods of sale, lease, management, accounting or operation except in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, the parties acknowledge that Chroma shall not be obligated to, and shall not, make any distribution of partnership profits whatsoever.

7.2     Employment of Skein Dyeing Associates. As of the Effective Time, Monterey Carpets will offer at-will, full-time employment to all associates of Chroma set forth on Schedule 7.2, attached hereto (the "Skein Dyeing Associates"). Such employment shall be offered to each such associate on the same terms and conditions, including (but not limited to) hourly wage-rates and employee benefits, as such associates are currently employed by Chroma. Furthermore, Monterey Carpets shall be responsible for any worker's compensation benefits to which the Skein Dyeing Associates shall be entitled. Such employment, if accepted, shall commence immediately upon the Effective Time. Monterey Carpets will give those employees the notice required by the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a consequence of any act of the parties contemplated by this Agreement, or otherwise. Monterey Carpets shall indemnify and hold harmless CTI, Dixie, Chroma and Fabrica from any expense, claim or liability resulting from giving the WARN Act Notice or from a failure to give any such notice and any failure to employ any such Skein Dyeing Associate as required by this Agreement. Additionally, Monterey Carpets shall be responsible for any severance cost resulting from Chroma's termination of the Skein Dyeing Associates pursuant to this Agreement, and any such severance cost resulting from the termination of any such Skein Dyeing Associate by Monterey Carpets subsequent to the employment of such associates by Monterey Carpets, pursuant to this Agreement.

7.3     Lease of Skein Dyeing Equipment. As of the Effective Time, Monterey Carpets shall lease all skein dyeing equipment owned by Chroma and used in its skein dyeing operations (the "Skein Dyeing Equipment") from Chroma. A list of such Skein Dyeing Equipment is set forth on Schedule 7.3.1. In consideration of such lease, Monterey Carpets shall pay to Chroma an amount per pound equal to the Discounted Partnership Pricing (as defined below) for each pound of yarn skein dyed by Monterey Carpets utilizing such Skein Dyeing Equipment. Calculation of the per pound Discounted Partnership Pricing shall be completed monthly and paid by Monterey Carpets to Chroma as soon as reasonably practicable following such calculation. The term of such lease shall be for a period of six (6) months from the Effective Time. At the end of such term, or at any time during the term, at the election of Monterey Carpets, Monterey Carpets may purchase the Skein Dyeing Equipment at a price to be mutually agreed upon by Chroma and Monterey Carpets. Monterey Carpets may purchase some or all of the Skein Dyeing Equipment pursuant to this election, but upon electing to purchase such equipment Monterey Carpets shall be obligated to remove it at its sole cost and expense as soon as reasonably practicable. For the purposes of this Agreement, "Discounted Partnership Pricing" shall mean an amount equal to the customary per pound Chroma partnership pricing as set forth on Schedule 7.3.2 less a discount equal to the total per pound labor charge for such skein dyed yarn as set forth on Schedule 7.3.2. Chroma, at its expense, shall continue to supply dyes, chemicals and other materials used in the yarn conversion process, consistent with past practices. All yarn that is skein dyed by Monterey Carpets utilizing the Skein Dyed Equipment shall be the sole responsibility of Monterey Carpets, and none of Dixie, Chroma, CTI or Fabrica makes, shall make or shall be deemed to have made any representation or warranty with respect thereto, nor shall any of Dixie, Chroma, CTI, or Fabrica have any liability to Monterey Carpets for the condition, quality or merchantability of such skein dyed yarn to Monterey Carpets or to any purchaser or user of product incorporating such skein dyed yarn. Monterey Carpets agrees to indemnify and hold harmless Dixie, Chroma, CTI, and Fabrica from any cost, damage, expense, liability or claim whatsoever resulting from any claim asserted or based upon the condition, quality, merchantability or use of such skein dyed yarn. Upon termination of Chroma's skein dyeing services, Monterey Carpets will purchase all remaining supplies, dyes, chemicals and other such materials supplied by Chroma pursuant to this Agreement, at their fair market value.

7.4     Agreement. The parties hereto agree to cooperate with one another to the extent necessary to move or relocate equipment, including sample racks, cutting tables and other equipment, in order to facilitate the orderly transition of business contemplated by this Agreement. The parties hereto agree that Royce Renfroe and Ralph Grogan shall be responsible for negotiating the details of all such matters. Each party shall be responsible for the expense of moving or relocating its own equipment to the extent any such movement or relocation is necessitated by the parties' agreement.

7.5     Intentionally Omitted.

7.6     Participation of Harley in Benefit Plans. Chroma agrees to permit Jim Harley to participate in all benefit plans maintained and continued by Chroma until December 31, 2004, so long as Mr. Harley is employed by Chroma. In addition, Chroma agrees to be responsible for the determination and payment of any bonus to Mr. Harley for the fiscal year ending in 2004.

7.7     Adherence to Chroma Safety Standards. The Skein Dyeing Associates and any other associates employed by Monterey Carpets will be working in close proximity to Chroma employees. Accordingly, to provide a safe working environment with consistent safety rules, Monterey Carpets agrees that all associates employed by Monterey Carpets and working in the Chroma facilities shall adhere to and follow all safety standards established by Chroma. Monterey Carpets agrees to enforce these safety standards in the same manner and to the same degree as Chroma enforces such standards with its associates.

7.8     Administrative Services and IT Equipment. Monterey Carpets agrees to leave all phone, voicemail, networking and server based equipment in place for a period of one year from the Effective Time (the "Transition Period"); provided, however, Monterey Carpets and CTI may jointly agree to the earlier or phased-out removal of such equipment to the extent practicable. During the Transition Period, IT personnel of CTI, Fabrica and Monterey Carpets shall work jointly to move data and e-mail services for the Chroma business to IT Systems maintained by Dixie. Monterey Carpets agrees to provide personnel and payroll services, shipping services and other miscellaneous services and supplies to Chroma during the Transition Period, in addition to IT services, as such services have heretofore been provided, until Monterey Carpets terminates such functions. Monterey Carpets shall continue to charge Chroma for such services at the rates set forth on Schedule 7.8, and, to the extent such services are phased-out by agreement of the parties, the charge for such services shall be proportionately reduced. At Closing, CTI or its designee may hire Gene Farnell. Thereafter, for so long as Mr. Farnell is employed by CTI or its designee, and, in addition to any other pro-rated cost provided for hereunder, Monterey Carpets agrees that it shall reimburse CTI or its designee monthly in an amount to be determined by multiplying Mr. Farnell's salary cost plus benefits ($8,442/month) times a percentage equal to the percentage of time Mr. Farnell devotes attention to the skein dyeing and other services continued by Monterey Carpets. CTI may agree with Monterey Carpets to purchase some of the IT equipment (including phone, voicemail, servers and other data processing and communications equipment) utilized during the Transition Period, such agreement to include pricing and other terms of purchase. At the election of CTI, Monterey Carpets shall assign to CTI any contracts to which it is a party (to the extent such contracts are assignable) which CTI deems necessary to the continued provision of the services to be provided by it hereunder.

7.9     Payment to CTI. At the Effective Time, Monterey Carpets will pay CTI Two Hundred Thousand Dollars ($200,000) to assist it in meeting the expenses and costs resulting from the termination of the Dyeing and Finishing Agreement. It is acknowledged and agreed by the parties that Monterey Carpets shall be continually reducing the amount of dyeing and finishing business with Chroma during the Transition Period, and that it is estimated that all of Monterey Carpets' dyeing and finishing volume will be moved from Chroma by early 2005. It is agreed that the Dyeing and Finishing Agreement shall be terminated effective as of the date hereof and that all of Monterey Carpets' obligations under the Dyeing and Finishing Agreement shall be superseded and satisfied by fulfillment of the terms and conditions of this Agreement.

7.10     Pricing for Monterey Carpets. From the date hereof and until January 31, 2005, Chroma will offer partner pricing to Monterey for all dyeing and finishing services performed by Chroma for Monterey Carpets, in accordance with the pricing schedule attached hereto as Schedule 710. After January 31, 2005, Chroma shall provide dyeing and finishing services to Monterey Carpets until completion of the Transition Period, at commercially reasonable prices mutually agreed to by and between the parties. All such dyeing and finishing services, other than the skein dyeing services shall be provided by Chroma to Monterey Carpets on the terms and subject to the conditions set forth in Sections 1.2, 3.1, 4, 5, 7 and 8 of the Dyeing and Finishing Agreement, although the Dyeing and Finishing Agreement is deemed fulfilled and superseded by this Agreement.

ARTICLE VIII

CONDITIONS TO MONTEREY CARPETS' OBLIGATIONS

          Each of the obligations of Monterey Carpets to be performed hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

8.1     Purchase Price. Chroma shall have tendered payment of the purchase price in accordance with Section 3.1 at the Closing.

8.2     Accuracy of Representations and Warranties. The representations and warranties of Dixie, CTI and Chroma set forth in Article V shall have been true and correct in all material respects on the date made, and shall be true and correct on the Closing Date.

8.3     Performance of Covenants. CTI shall have performed and complied with all covenants, obligations, and conditions required to be performed or complied with by CTI on or before the Closing Date pursuant to this Agreement.

8.4     Opinion of Counsel to CTI. Monterey Carpets shall have received from counsel for CTI an opinion, dated the Closing Date, in the form of Exhibit A.

8.5     Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by CTI to Monterey Carpets hereunder shall be in form and substance reasonably satisfactory to counsel for Monterey Carpets, in the exercise of such counsel's reasonable judgment.

ARTICLE IX

CONDITIONS TO CTI'S OBLIGATIONS

          The obligations of CTI be performed hereunder shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

9.1     Accuracy of Representations and Warranties. The representations and warranties of Monterey Carpets and MCSI set forth in Article IV shall have been true and correct in all material respects on the date made and shall be true and correct on the Closing Date.

9.2     Performance of Covenants. Monterey Carpets and MCSI shall have performed and complied with all covenants, obligations, and conditions required to be performed or complied with by Monterey Carpets and MCSI on or before the Closing Date pursuant to this Agreement.

9.3     Opinion of Counsel to Monterey Carpets. CTI shall have received from Womble Carlyle Sandridge & Rice, PLLC, counsel to Monterey Carpets, an opinion, dated the Closing Date, in the form of Exhibit B.

9.4     Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by Monterey Carpets and MCSI to CTI hereunder shall be in form and substance reasonably satisfactory to counsel for CTI, in the exercise of such counsel's reasonable judgment.

ARTICLE X

CLOSING

10.1     Closing Date. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Shares (the "Closing") shall take place at 1:00 p.m. Eastern Standard Time on November 8, 2004, at the offices of Shumacker Witt Gaither & Whitaker, P.C., 1100 SunTrust Bank Building, 736 Market Street, Chattanooga, Tennessee 34702, or at such other date, time and place as the parties shall agree. The date of the Closing is referred to herein as the "Closing Date."

10.2     Closing Requirements. At the Closing, the following shall occur:

(a)  The parties hereto shall exchange and deliver the certificates and other evidence as to the accuracy of the representations and warranties contained herein, and the compliance with the covenants and agreements contained herein, which are required to be delivered by such party as herein provided.

(b)  MCSI shall have delivered the Assignment of Partnership Interest in the form attached hereto as Exhibit C.

(c)  Counsel for Monterey Carpets shall deliver to CTI the opinions specified in Section 9.3 and counsel for CTI shall deliver to Monterey Carpets the opinion specified in Section 8.4.

(d)  All other documents, instruments and writings required to be delivered by a party at or prior to the Closing Date pursuant to this Agreement will be delivered to the party entitled thereto.

ARTICLE XI

TERMINATION PRIOR TO CLOSING

11.1     Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)  At the election of CTI, at or prior to Closing, if any of the conditions precedent set forth in Article IX have not been fulfilled on or before the Closing Date; or

(b)  At the election of Monterey Carpets, at or prior to Closing, if any of the conditions precedent set forth in Article VIII have not been fulfilled on the Closing Date; or

(c)  By the mutual written consent of CTI and Monterey Carpets.

11.2     Termination of Obligations. Termination of this Agreement pursuant to this Article XI shall terminate all obligations of the parties hereunder.

ARTICLE XII

INDEMNIFICATION

12.1     Mutual Indemnification Obligation. In addition to any other specific requirement for indemnification set forth herein, Monterey Carpets and MCSI hereby agree to indemnify and hold harmless Chroma and CTI, and Chroma and CTI hereby agree to indemnify and hold harmless Monterey Carpets, against any and all liability, claims, damages, losses, costs or expenses, including reasonable attorneys' fees ("Losses"), relating to any breach of, noncompliance with or misrepresentation by such indemnifying party contained in any representation, warranty or covenant contained herein.

ARTICLE XIII

GUARANTIES

13.1     C&A Guaranty. C&A hereby irrevocably and unconditionally guarantees to Chroma and CTI all obligations and agreements to be performed by Monterey Carpets or MCSI hereunder, including, but not limited to, any obligation of indemnification (the "Monterey Carpets Obligations"). The guaranty provided by C&A pursuant to this Section 13.1 is a guaranty of payment and performance, not merely of collection. If Monterey Carpets or MCSI shall fail timely to perform or to pay any Monterey Carpets Obligation hereunder, C&A shall pay or perform such obligation as and when due. C&A hereby waives (i) promptness, diligence, notice, disclosure, demand for payment, presentment, protest and dishonor, and (ii) any right to force CTI to proceed first, concurrently or jointly against Monterey Carpets, MCSI, any other guarantor, surety or other co-obligor.

13.2     Dixie Guaranty. Dixie hereby irrevocably and unconditionally guarantees to Monterey Carpets all obligations and agreements to be performed by CTI hereunder, including, but not limited to, any obligation of indemnification (the "CTI Obligations"). The guaranty provided by Dixie pursuant to this Section 13.2 is a guaranty of payment and performance, not merely of collection. If CTI shall fail timely to perform or to pay any CTI Obligation hereunder, Dixie shall pay or perform such obligation as and when due. Dixie hereby waives (i) promptness, diligence, notice, disclosure, demand for payment, presentment, protest and dishonor, and (ii) any right to force Monterey Carpets to proceed first, concurrently or jointly against CTI, any other guarantor, surety or other co-obligor.

ARTICLE XIV

MISCELLANEOUS

14.1     Survival of Representations and Warranties. The representations and warranties in this Agreement, or in any exhibit, list, instrument or document delivered in connection herewith or therewith shall survive the Closing.

14.2     Entire Agreement. This Agreement (including the Schedules and Exhibits and their underlying executed agreements), constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

14.3     Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

14.4     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

14.5     Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

14.6     Expenses. Except as otherwise provided herein, Monterey Carpets and CTI shall each pay all costs and expenses incurred by them or it or on their or its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their or its own financial consultants, accountants and counsel.

14.7     Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered by telecopy transmission or personally by any overnight delivery service, fees prepaid, if to Monterey Carpets to:
Leonard F. Ferro Chief Financial Officer 311 Smith Industrial Boulevard Dalton, Georgia 30722 Fax: 706-259-2125

with a copy to:
G. Donald Johnson Esq. Womble Carlyle Sandrige & Rice, PLLC One Atlantic Center, Suite 3500 1201 W. Peachtree St. Atlanta, GA 30309 Telecopy Number: 404.870-4878

if to CTI to:
CTI c/o The Dixie Group, Inc. 2208 South Hamilton Street Dalton, GA 30721-4974 Attn: Mr. Gary A. Harmon Telecopy Number: 706-876-5896

with a copy to:
John F. Henry, Jr., Esq. Shumacker Witt Gaither & Whitaker, P.C. 1100 SunTrust Bank Building 736 Market Street Chattanooga, TN 37402 Telecopy Number : 423-266-4138

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered personally or by telecopy transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon the business day following the date delivery is made.

14.8     Further Cooperation. From and after the Closing Date, the parties will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in CTI.

14.9     Governing Law; Construction. This Agreement is executed by the parties in, and shall be construed in accordance with and governed by the laws, of the State of Georgia without giving effect to the principles of conflicts of law thereof. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision.

14.10     Submission to Jurisdiction. For purposes of disputes arising under this Agreement, the parties hereto submit themselves to the jurisdiction of the state and federal courts located in the Northern District of Georgia, provided however, that nothing contained herein shall be deemed a waiver by either party of any right it may have to remove a cause of action brought in state court to a federal court Each of the parties hereby consents to the service of process by registered mail at its address set forth above and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

14.11     Public Announcements. Except as otherwise required by law, no public announcement shall be made with regard to the transactions contemplated by this Agreement without the prior written consent (as to form and content and timing) of Monterey Carpets, MCSI and CTI, which consent shall not be unreasonably withheld.

14.12     No Third-Party Beneficiaries. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

14.13     References. Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.
DIXIE: THE DIXIE GROUP, INC.
By: /s/ GARY A. HARMON Chief Financial Officer and Vice President

MONTEREY CARPETS:
MONTEREY CARPETS, INC.
By: /s/ LEONARD F. FERRO Vice President and Chief Financial Officer

MCSI:
MONTEREY COLOR SYSTEMS, INC.
By: /s/ LEONARD F. FERRO Vice President and Chief Financial Officer

C & A:
COLLINS & AIKMAN FLOORCOVERINGS, INC.
By: /s/ LEONARD F. FERRO Vice President and Chief Financial Officer

CHROMA:
CHROMA SYSTEMS PARTNERS
By: /s/ JIM HARLEY President

CTI:
CHROMA TECHNOLOGIES, INC.
By: /s/ GARY A. HARMON President

The Company has omitted Exhibits A and B to this agreement and agrees to furnish supplementally a copy of the omitted exhibits to the Commission upon request.